CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the registration statement on Form N-1A (File No. 333-515) ("Registration Statement") of our reports dated November 3, 2000, relating to the financial statements and financial highlights appearing in the September 30, 2000 Annual Reports of Putnam Balanced Fund and Putnam International New Opportunities Fund, respectively, and our report dated November 7, 2000 relating to the financial statements and financial highlights appearing in the September 30, 2000 Annual Report of Putnam Global Growth and Income Fund, each a series of Putnam Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 24, 2001